UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2011

NATIONAL TECHNICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-16438	95-4134955

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24007 Ventura Boulevard, Suite 200 Calabasas, California	91302

(Address of Principal Executive Offices)	Zip Code

(818) 591-0776

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On October 18, 2011 National Technical Systems, Inc., a California corporation (the “Company”) amended the Shareholder Rights Agreement dated as of September 21, 2010 (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A., to include within the definition of a “Permitted Acquisition” any acquisition of shares, whether from the Company or a third party, which is approved by the Company’s Board of Directors (the “Board”).  The Board also approved the acquisition of 9,200 shares of common stock by Jeff Kaplan in open market purchases as a Permitted Acquisition.

The amendment of the Rights Agreement was taken in response to the filing of Amendment No. 2 to Schedule 13D and the Joint Filing Agreement by and among Jack Lin, Luis A. Hernandez, Sidney Meltzner and CAS Foundation, which is controlled by Sidney Meltzner, its trustee, and Jeff Kaplan (collectively, the “Shareholder Group”) on August 12, 2011.  In that filing, the Shareholder Group reported the addition of Mr. Kaplan to the group and the acquisition by Mr. Kaplan of 9,200 shares of the Company’s common stock at various times between  April 7, 2011 and August 5, 2011.  Without the amendment of the Rights Agreement and approval by the Board, the Shareholder Group would have become an “Acquiring Person,” and a “Triggering Event” would have occurred granting rights to all other stockholders of the Company to purchase common stock or common stock equivalents, and resulting in substantial dilution to the Shareholder Group.

The Company previously announced, on a Current Report on 8-K filed with the SEC on August 22, 2011, that the Board was reviewing the facts and circumstances related to the Shareholder Group, for the purposes of determining whether a Triggering Event had occurred under the Rights Agreement.  After investigation, the Board determined that the acquisition of the 9,200 shares by the Shareholder Group, while technically a Triggering Event under the Rights Agreement, was not by itself a material acquisition, and that the triggering of the rights under the circumstances was not in the best interest of the Company or its shareholders.  The Board then acted to amend the Rights Agreement and voted to approve that acquisition as a Permitted Acquisition.  The approval relates only to the acquisition of the 9,200 shares by Mr. Kaplan as reported on Amendment No. 2 to Schedule 13D filed by the Shareholder Group.

The Company previously announced, on a Current Report on 8-K filed on September 12, 2011, that, unless the Rights Agreement has been previously terminated, the Board will submit the Rights Agreement to the Company’s shareholders for approval on or before September 20, 2012.  Provided that no Triggering Event shall have occurred before that date, the Board will take any action necessary to redeem all of the then outstanding Rights and effectively terminate the Rights Agreement if the Rights Agreement has not been ratified by a vote of the Company’s shareholders by September 20, 2012.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1
Shareholder Rights Agreement dated September 21, 2010 between National Technical Systems, Inc. and Computershare Trust Company, N.A., as Rights Agent. (filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on September 22, 2010 and is incorporated herein by reference).

4.2	Amendment No. 2 to Shareholder Rights Agreement dated October 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Technical Systems, Inc.

Date: October 19, 2011	By:	/s/ William McGinnis
Name: William McGinnis
Title: Chief Executive Officer